EXHIBIT 10.4

                Receipt and Acknowledgment

                                               September 11, 1997

     The undersigned, Dr. Dale R. Laurance ("Dr. Laurance")
President and Chief Operating Officer of Occidental Petroleum
Corporation ("OPC"),

     (a)  hereby acknowledges receipt of a payment (the
"Payment") from OPC in the amount of Seventeen Million
Dollars ($17,000,000); and

     (b) in consideration of the Payment, hereby agrees that effective as of the date hereof:

          (i) that certain Employment Agreement entered into as of September 16, 1993 by and between OPC and Dr. Laurance (the "1993 Employment Agreement"), has been amended and, as amended, restated by that certain Employment Agreement entered into as of September 11, 1997 by and between OPC and Dr. Laurance (the "1997 Amended Employment Agreement"); and

          (ii) his rights and entitlements respecting his employment are defined by and pursuant to the 1997 Amended
Employment Agreement.

     Dr. Laurance shall take all action necessary to cause that certain separate grantor ("Rabbi") trust maintained by OPC and administered by Wells Fargo Bank, known as the "Occidental Petroleum Grantor Trust 4 - Laurance," to be


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terminated and the assets of the separate trust for Dale R.
Laurance to be returned to OPC.

     Dr. Laurance and OPC hereby expressly agree that nothing in this Receipt and Acknowledgment is intended to or does impair any term or condition of the 1997 Amended Employment Agreement including without limitation any rights of Dr. Laurance or his estate or his wife defined by or pursuant to the 1997 Amended Employment Agreement.

                                                Dale R. Laurance
                                                --------------------------

     In consideration of the Payment to Dr. Laurance, the receipt and sufficiency of which are hereby acknowledged, Lynda E. Laurance does hereby join in, accept and consent to the foregoing provisions. Lynda E. Laurance also hereby acknowledges that she has the right to separate legal counsel and hereby waives that right.

                                                 Lynda E. Laurance
                                                 -------------------------
                                                 Lynda E. Laurance

LA972530.059/4




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